Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Institutions, Inc. Announces Commencement of Common Stock Offering

WARSAW, N.Y. – May 15, 2017 – Financial Institutions, Inc. (NASDAQ:FISI) (the “Company”), the parent company of Five Star Bank, Scott Danahy Naylon, LLC and Courier Capital, LLC, today announced that it has commenced an underwritten public offering of $40.0 million of its common stock. The Company also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares sold in the offering.

Sandler O’Neill + Partners, L.P. is serving as the book-running manager and Hovde Group, LLC and Piper Jaffray & Co. are serving as co-managers for the offering. The shares will be issued pursuant to a prospectus supplement and prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-202791).

The Company expects to use the net proceeds of this offering to support organic growth and other general corporate purposes, including contributing capital to its banking subsidiary, Five Star Bank.

Additional Information Regarding the Offering

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Prospective investors, including current shareholders interested in participating in the offering, should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain copies of the preliminary prospectus supplement and accompanying base prospectus relating to the offering without charge by visiting the SEC’s website at www.SEC.gov; from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, or by phone at 1-866-805-4128; from Hovde Group, LLC, 120 W. Madison St., Suite 1200, Chicago, IL 60602, Attn: Syndicate Department, or by phone at 1-866-971-0961; or from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by phone at 1-800-747-3924 or by email to: prospectus@pjc.com.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries Five Star Bank, Scott Danahy Naylon, LLC (“SDN”) and Courier Capital, LLC (“Courier Capital”). Five Star Bank provides a wide range of consumer and commercial banking and lending services to individuals, municipalities and businesses through a network of more than 50 offices and 60 ATMs throughout Western and Central New York State. SDN provides a broad range of insurance services to personal and business clients across 45 states. Courier Capital provides customized investment management, investment consulting and retirement plan services to individuals, businesses, institutions, foundations and retirement plans. Financial Institutions, Inc. and its subsidiaries employ approximately 650 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at www.fiiwarsaw.com.

Forward-Looking Statements

Statements contained in this press release which are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe the objectives, plans or goals of the Company are forward-looking. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “targeting,” “intend,” “outlook,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements involve significant risks and uncertainties. All forward-looking statements made herein are qualified by the cautionary language in the Company’s Annual Report on Form 10-K and other documents filed with the SEC. These documents contain and identify important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Except as required by law, the Company assumes no obligation to update any information presented herein.

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For additional information contact:

Shelly J. Doran

(585) 627-1362

sjdoran@five-starbank.com